CynergisTek Reports Improved First Quarter 2021 Financial Results

Austin, Texas – (May 13, 2021) – CynergisTek, Inc. (NYSE AMERICAN: CTEK), a leader in cybersecurity, privacy, and compliance, today announced financial results for the three months ended March 31, 2021.

Recent Operational Highlights

•Recently announced a $1.4 million renewal and expansion of services at a large regional hospital system.

•Recently announced the first CMMC project with Pacific Medical Centers.

•Gross margin improved to 39% from cost reduction initiatives, excluding the benefit of the Employee Retention Credit.

•Net loss improved year over year to $0.9 million ($0.08 per share) from $1.9 million ($0.18 per share).

•Adjusted EBITDA improved to a loss of $0.6 million from $1.4 million.

“Budgets are returning, pricing is improving, and pre-sold revenue continues to grow coming off the momentum started in Q4,” said Caleb Barlow, President and CEO of CynergisTek, Inc.  Mr. Barlow goes on to note, “On-going, high-profile ransomware attacks on U.S. Critical infrastructure including the incident at Scripps Health and the shutdown at the Colonial Pipeline are resulting in increased awareness in the c-suite that investment in prevention and preparation is far less costly than remediating an attack.”

For the Three Months Ended March 31, 2021, as Compared to the Three Months Ended March 31, 2020

Revenue was $4.2 million for the three months ended March 31, 2021, as compared to $5.1 million for the same period in 2020. Managed Services revenue decreased for the three months ended March 31, 2021, by $0.6 million to $2.4 million, due to the impact of some customers canceling or delaying renewals largely due to the impact from COVID-19. Consulting and professional services revenue was $1.7 million for the three months ended March 31, 2021, as compared to $2.1 million for the same period in 2020, due to reduced business as a direct result of COVID-19 and customers budgetary concerns.

Gross margin was 50% of revenue due in part to the positive impact of the employee retention tax credit. Excluding the employee retention tax credit, gross margin was 39% for the three months ended March 31, 2021, as compared to 33% for the same period in 2020. This increase was a direct result of the expense reductions and operational efficiencies.

SG&A expenses decreased for the three months ended March 31, 2021, by $0.6 million to $2.9 million, as compared to the same period in 2020, primarily due to decreases in payroll and benefit costs because of headcount reductions, decreases in travel because of COVID-19, and a $0.2 million benefit from the employee retention tax credits provided under the CARES Act. These decreases were partially offset by recruiting costs related to the hiring of a new sales leader and additional direct sales leads.

GAAP net loss for the three months ended March 31, 2021, was $0.9 million, or $0.08 per basic and diluted share, as compared to a net loss of $1.9 million, or $0.18 per basic and diluted share, for the same period of 2020.

Unauthorized Disclosure Prohibited

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Non-GAAP adjusted EBITDA loss was $0.6 million for the three months ended March 31, 2021, compared to a loss of $1.4 million for the same period in 2020.

The reconciliation of GAAP to non-GAAP information can be found in the table at the end of this release, which provides the details of CynergisTek, Inc.’s non-GAAP disclosures and the reconciliation of non-GAAP information.

Use of Non-GAAP Measures

CynergisTek, Inc. (“CynergisTek” or the “Company”) prepares its consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly-used “EBITDA.” In addition to adjusting net income (loss) to exclude income taxes, interest, depreciation and amortization, Adjusted EBITDA also excludes share-based compensation, impairment charges, fair value adjustments, severance, and other cash and non-cash charges and gains.

Adjusted EBITDA is not a measure of performance as defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers, and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA should not be considered as an alternative to loss-from-continuing-operations or net-cash-used-in-operating-activities as measures of operating results or liquidity. The Company’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are (i) it does not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) it does not reflect the impact of earnings or charges resulting from matters the Company considers not to be indicative of its ongoing operations, and (vii) other companies in the same industry may calculate this measure differently than the Company does, limiting its usefulness as a comparative measure.

Management believes Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). Management also presents Adjusted EBITDA because (i) management believes this measure is

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frequently used by securities analysts, investors and other interested parties to evaluate companies in the same industry, (ii) management believes investors will find this measure useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses Adjusted EBITDA internally as a benchmark to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

Conference Call Information
Date: Thursday, May 13th, 2021
Time: 4:30 pm ET / 1:30 pm PT
U.S.: 1-866-269-4261
International: 1-786-204-3977
Conference ID: 9395065
Webcast: http://public.viavid.com/index.php?id=144870

A replay of the call will be available from 7:30 pm ET on Thursday May 13, 2021, to 11:59 pm ET on Thursday May 20, 2021. To access the replay, please dial 1-844-512-2921 if calling from the U.S. or 1-412-317-6671 if calling from outside the U.S. The PIN is 9395065.

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity consulting firm helping organizations in highly-regulated industries, including those in healthcare, government, and finance, navigate emerging security and privacy issues. CynergisTek combines intelligence, expertise, and a distinct methodology to validate a company’s security posture and ensure the team is rehearsed, prepared, and resilient against threats. Since 2004, CynergisTek has been dedicated to hiring and retaining experts who bring real-life experience and hold advanced certifications to support and educate the industry by contributing to relevant industry associations. For more information, visit www.cynergistek.com or follow us on Twitter or Linkedin.

Cautionary Note Regarding Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek.  These forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “would,” “could,” “intends,” “may,” “will,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to product/services development; long and uncertain sales cycles; the ability to obtain or maintain proprietary intellectual property protection; future capital requirements; competition from other providers; the ability of the Company’s vendors to continue supplying the Company with supplies and services at comparable terms and prices; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; potential risks and uncertainties relating to the existing and ultimate impact of COVID-19, including the geographic spread, the severity of the virus, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets, and other factors that may cause actual results to be materially different from those described

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herein as anticipated, believed, estimated or expected.   Certain of these risks and uncertainties are or will be described in greater detail in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.  Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, including its impact on the healthcare industry. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Paul Anthony
(949) 382-1419

InvestorRelations@CynergisTek.com

Media Contact:

Allison + Partners

Jaime Tero

(415) 755-8639

jaime.tero@allisonpr.com

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CYNERGISTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$ 4,443,140	$ 5,613,654
Accounts receivable, net of allowance for doubtful accounts	1,949,858	2,063,136
Unbilled services	557,487	566,713
Prepaid and other current assets	1,806,340	2,032,420
Income taxes receivable	1,952,532	1,680,866
Total current assets	10,709,357	11,956,789

Property and equipment, net	380,843	541,525
Deposits	64,586	64,586
Deferred income taxes	4,995,830	4,959,125
Intangible assets, net	5,723,089	6,063,617
Goodwill	8,394,483	8,394,483
Total assets	$ 30,268,188	$ 31,980,125
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 930,937	$ 1,326,919
Accrued compensation and benefits	531,524	814,830
Deferred revenue	1,208,074	1,265,864
Current portion of promissory note to related parties	562,500	562,500
Current portion of operating lease liability	129,233	252,398
Total current liabilities	3,362,268	4,222,511

Long-term liabilities:
Earnout liability	1,300,000	1,300,000
Promissory note to related party, less current portion	-	140,625
Paycheck Protection Program loan	2,825,500	2,825,500
Operating lease liability, less current portion	15,002	40,031
Total long-term liabilities	4,140,502	4,306,156

Commitments and contingencies
Stockholders’ equity:
Common stock, par value at $0.001, 33,333,333 shares authorized, 12,120,698 shares issued and outstanding at March 31, 2021, and 12,024,967 shares issued and outstanding at December 31, 2020	12,024	12,024
Additional paid-in capital	38,792,861	38,564,520
Accumulated deficit	(16,039,563)	(15,125,086)
Total stockholders’ equity	22,765,418	23,451,458
Total liabilities and stockholders’ equity	$ 30,268,188	$ 31,980,125

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CYNERGISTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Net revenues	$ 4,173,520	$ 5,115,827
Cost of revenues	2,090,834	3,423,532
Gross profit	2,082,686	1,692,295
Operating expenses:
Sales and marketing expenses	1,212,379	1,487,347
General and administrative expenses	1,676,658	2,104,844
Depreciation	47,696	47,600
Amortization of acquisition-related intangibles	340,528	416,191
Total operating expenses	3,277,261	4,055,982
Loss from operations	(1,194,575)	(2,363,687)
Other expense income:
Interest income	-	6,068
Interest expense	(20,001)	(24,288)
Total other expense	(20,001)	(18,220)

Loss before income tax benefit	(1,214,576)	(2,381,907)
Income tax benefit	300,099	531,284
Net loss	(914,477)	(1,850,623)
Deemed dividends from warrant anti-dilution provisions	(5,834)	-
Net loss attributable to common shareholders	$ (920,311)	$ (1,850,623)

Net loss per share:
Basic	$ (0.08)	$ (0.18)
Diluted	$ (0.08)	$ (0.18)

Number of weighted average shares outstanding:
Basic	12,041,074	10,374,497
Diluted	12,041,074	10,374,497

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CYNERGISTEK, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO NON-GAAP ADJUSTED EBITDA (UNAUDITED)

	Three Months Ended March 31,
	2021	2020
GAAP loss from operations	$ (1,194,575)	$ (2,363,687)
Adjustments:
Stock based compensation	228,437	411,007
Non-recurring restructuring and legal costs	-	43,000
Depreciation	47,696	47,600
Amortization of acquisition-related intangibles	340,528	416,191
Non-GAAP adjusted EBITDA	$ (577,914)	$ (1,445,889)

Non-GAAP adjusted EBITDA per share:
Basic	$ (0.05)	$ (0.14)
Diluted	$ (0.05)	$ (0.14)